CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Northern Lights Fund Trust and to the use of our report dated May 27, 2009 on the financial statements and financial highlights of PathMaster Domestic Equity Fund, a series of shares of beneficial interest of Northern Lights Fund Trust.  Such financial statements and financial highlights appear in the 2009 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

July 24, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Northern Lights Fund Trust and to the use of our report dated May 27, 2009 on the financial statements and financial highlights of Wayne Hummer Small Cap Core Fund, a series of shares of beneficial interest of Northern Lights Fund Trust.  Such financial statements and financial highlights appear in the 2009 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

July 24, 2009